NetSol
TECHNOLOGIES

NEWS RELEASE

NETSOL TECHNOLOGIES ISSUES SHAREHOLDER UPDATE

EMERYVILLE, CA – September 30, 2008 -- NetSol Technologies Inc. "NetSol" (NASDAQ CM: NTWK) (DIFX: NTWK), a worldwide provider of global business services and enterprise application solutions, today announced that on September 26, 2008, the Company received simultaneously a notice of deficiency and a notice of compliance from NASDAQ. The combined notice arose out of the transaction dated July 23, 2008. NetSol currently stands in full compliance with NASDAQ regulations.

On July 23, 2008, the Company entered into an agreement with investors to issue convertible notes with a principal value of $6.0 million and a conversion rate of $3.00 per share, subject to adjustment as a result of the anti-dilution provisions of the agreement. Certain provisions of the agreements with investors, such as the anti-dilution protection and ability of the Company to pay interest in shares of common stock, created the remote possibility that the Company would issue greater than twenty percent of the issued and outstanding shares of the company at a below market price (based upon the number of shares outstanding at the time of entering into the agreement), in violation of Marketplace Rule 4350(i)(1)(D).

NetSol Technologies states that at no time when entering into the agreements did the Company or investors intend to issue shares in violation of Rule 4350(i)(1)(D), the agreement was amended immediately to remedy the unintentional consequences. The amendments remedied any deficiency and the Company is in full compliance of NASDAQ listing requirements. The conversion prices of the notes remain at $3.00 per share.

About NetSol Technologies Inc.

NetSol Technologies (NASDAQ CM: NTWK) (DIFX: NTWK) is a worldwide provider of global business services and enterprise application solutions. NetSol uses its BestShoring™ practices and highly experienced resources in analysis, development, quality assurance, and implementation to deliver high-quality, cost-effective solutions. Organized into specialized practices, these product and services offerings include portfolio management systems for the financial services industry, consulting, custom development, systems integration, and technical services for the global Healthcare, Insurance, Real Estate, and Technology markets. NetSol's commitment to quality is demonstrated by its achievement of the ISO 9001, ISO 279001, and SEI (Software Engineering Institute) CMMI (Capability Maturity Model) Level 5 assessments, a distinction shared by fewer than 100 companies worldwide. NetSol Technologies' clients include Fortune 500 manufacturers, global automakers, financial institutions, technology providers, and governmental agencies. Headquartered in Calabasas, California, NetSol Technologies has operations and offices in London, San Francisco, Sydney, Beijing, Bangkok, and Lahore.

To learn more about NetSol Technologies Inc., visit www.netsoltech.com

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Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products

and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward-looking statements, but their absence does not mean that the statement is not forward looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contacts:

NetSol Technologies, Inc.
Tina Gilger
Chief Financial Officer
Tel: +1 818-222-9195, x112

Investor Relations
Christopher Chu
Grayling Global
Tel: +1-646-284-9426
Email: cchu@hfgcg.com